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                            STOCK PURCHASE AGREEMENT


        This Stock Purchase Agreement (this "Agreement") is made as of the 12th day of October, 1997 by and between Vulcan Ventures, Inc., a Washington corporation ("Buyer"), and Lindner Investments, a Massachusetts business trust, on behalf of Lindner Dividend Fund, Lindner Growth Fund and Lindner Bulwark Fund ("Seller").

        WHEREAS, Seller is the record and beneficial owner of 2,583,500 shares (the "Shares") of the common stock of Metricom, Inc., a Delaware company ("Metricom");

        WHEREAS, Seller desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller, upon the terms and subject to the conditions hereinafter set forth; and

        WHEREAS, the Board of Directors of Metricom has approved the purchase of the Shares by Buyer for purposes of Section 203 of the Delaware General Corporation Law.

        NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

        1.     PURCHASE AND SALE

               1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Shares at the Closing. The purchase price for the Shares (the "Purchase Price") is $18,084,500, the aggregate of seven (7) dollars per share, in cash. The Purchase Price shall be paid as provided in Section 1.2.

               1.2 Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Los Angeles, CA, 90067, as soon as possible, but in no event later than five (5) business days, after satisfaction of the conditions set forth in Section 3, or at such other time or place as Buyer and Seller may agree. At the Closing:

                      (a) Buyer shall deliver to Seller $18,084,500 in immediately available funds by wire transfer to an account of Seller with a bank designated by Seller, by notice to Buyer, not later than two (2) business days prior to the Closing; and

                      (b) Seller shall deliver to Buyer evidence satisfactory to Buyer of the transfer of the Shares to Buyer or its designee by a book entry at the Deposit Trust Company.




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        2.     REPRESENTATIONS AND WARRANTIES

               2.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer that as of the date hereof and as of the Closing:

                   (a) Existence and Power. Seller is a business trust duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

                   (b) Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller's powers and have been duly authorized by all necessary action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms.

                   (c) Ownership of Shares. Seller is the record and beneficial owner of the Shares, free and clear of all liens and encumbrances and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Shares), and will transfer and deliver to Buyer at the Closing valid title to the Shares free and clear of any lien, encumbrance or any such limitation or restriction.

               2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller, as of the Closing, as follows:

                   (a) Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms.


        3.     CONDITIONS PRECEDENT

               3.1 Conditions to Obligation of Buyer. The obligation of Buyer to Purchase the Shares is subject to the satisfaction (or waiver by Buyer) of the conditions set forth below:

                   (a) The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the date hereof and as of the Closing with the same effect as if made on and as of the Closing. Seller shall have performed and complied


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with all agreements, covenants and conditions on his part required to be performed or complied  with on or prior to the Closing in all material respects.

                   (b) Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") relating to the transactions contemplated hereby shall have expired or been terminated.

               3.2 Conditions to Obligation of Seller. The obligation of Seller to sell to Buyer the Shares shall be subject to the satisfaction (or waiver by Seller) of the conditions set forth below:

                   (a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing with the same effect as if made on and as of the Closing. Buyer shall have performed and complied with all agreements, covenants and conditions on the part of such entity required to be performed or complied with on or prior to the Closing in all material respects.

                   (b) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.


        4.     ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES.

               4.1 Approvals. Buyer and Seller agree to use their best efforts and to cooperate with each other to obtain the approvals necessary to effect the transactions hereunder.

               4.2 Transfer Taxes. The parties acknowledge and agree that all transfer, stamp, recording and similar taxes assessed or otherwise payable by reason of the conveyance contemplated hereby shall be for the account of and paid by Seller.

               4.3 Additional Deliveries; Further Assurances. After the Closing, each party to this Agreement shall, at the request of the other, furnish, execute, and deliver such documents, instruments, certificates, notices or other further assurances as the requesting party shall reasonably request as necessary or desirable to effect complete consummation of this Agreement and the transactions contemplated hereby.


        5.     TERMINATION.

               If, on or prior to December 31, 1997 (a) the Closing has not occurred (or been extended in writing by mutual consent of Buyer and Seller), or
(b) the conditions contained in Section 3 of this Agreement have not been satisfied or waived, then this Agreement shall, on such date, automatically and without further action by either party, terminate and have no further force and effect. In addition, if any representation or warranty made by any party herein shall prove to have been false, inaccurate or misleading in any material respect when made, then the party to


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whom such representation or warranty is made may terminate this Agreement by notice to the breaching party any time prior to the Closing. Further, the Seller may terminate this Agreement, prior to the closing, two (2) Business Days after the giving of notice to Buyer, any time after the commencement of a tender offer ("Tender Offer") for all of the outstanding shares of common stock of Metricom by any Person (as defined in the Securities Exchange Act of 1934, as amended) that is not an Affiliate (as defined in the Securities Act of 1933, as amended, and the rules promulgated thereunder) of the Buyer prior to the waiting period under the HSR Act unless within such two Business Day time period Buyer agrees in writing to pay Seller for the Shares the same amount offered per share in the Tender Offer.


        6.     MISCELLANEOUS.

               6.1 Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except in writing (including facsimile communication).

               6.2 Payment of Fees and Expenses. Each of the parties hereto shall pay its own respective fees and expenses incurred in connection herewith.

               6.3 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail, or delivered via overnight courier;

               If to Buyer:            Vulcan Ventures, Inc.
                                       110 110th Avenue NE
                                       Suite 550
                                       Bellevue, WA 98004
                                       Facsimile: (425) 453-1985
                                       Attention: William Savoy, President

               with copy to:           Irell & Manella LLP
                                       1800 Avenue of the Stars
                                       Suite 900
                                       Los Angeles, CA 90067
                                       Facsimile: (310) 203-7199
                                       Attention: Al Segel

               If to Seller:           Lindner Investments
                                       7711 Carondelet Avenue
                                       P.O. Box 16900
                                       St. Louis, MO  63105
                                       Facsimile: (314) 727-3877
                                       Attention: Larry Callahan







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               with a copy to:                     Dykema Gossett PLLC
                                                   400 Renaissance Center
                                                   Detroit, MI  48243
                                                   Facsimile: (313) 568-6915
                                                   Attention: Paul Rentenbach

Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given on the date of delivery, if delivered personally, one (1) day following the date of delivery, if delivered by overnight courier or facsimile transmission or, if sent by mail, five (5) days thereafter.

               6.4 Entire Agreement. This Agreement, including the exhibits which are incorporated into and made an integral part of this Agreement by reference, set forth the entire understanding of the parties and supersede all prior agreements of the parties with respect to the subject matter hereof.

               6.5 Survival of Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

               6.6 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile transmissions) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A faxed signature shall have the same validity as an original signature.


                            [Signature page follows]

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        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date and year first above written.


VULCAN VENTURES, INC.


By: William Savoy
    -----------------
Title: Vice President



LINDNER INVESTMENTS


By: Larry Callahan
    -----------------
Title: Vice President

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